Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ALLIED ESPORTS ENTERTAINMENT, INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF NOVEMBER, A.D. 2020, AT 4:59 O’CLOCK P.M.

6405757 8100 SR# 20208220993	Authentication: 204015988 Date: 11-05-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:59 PM 11/04/2020 FILED 04:59 PM 11/04/2020 SR 20208220993 - File Number 6405757	CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALLIED ESPORTS ENTERTAINMENT, INC. (a Delaware corporation)

Effective Date: November 4, 2020

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Financial Officer of Allied Esports Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: The first sentence of the Fourth Article of the Second Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and replaced with the following:

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be November 4, 2020.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of August 6, 2020, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock by written consent effective August 21, 2020 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Second Amended and Restated Certificate of Incorporation, as of November 4, 2020.

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung, Chief Financial Officer